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                                                                  Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Citadel Communications Corporation:

We consent to incorporation by reference in the registration statements (No. 333-65279, No. 333-85701 and No. 333-85703) on Form S-8 of Citadel
Communications Corporation and the registration statement (No. 333-92593) on Form S-3 of Citadel Communications Corporation, Citadel Broadcasting Company, CCC Capital Trust I and CCC Capital Trust II of our report dated February 18, 2000 relating to the consolidated balance sheet of Bloomington Broadcasting Holdings, Inc. and subsidiaries as of December 31, 1999 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, which report appears in Form 8-K of Citadel Communications Corporation dated June 28, 2000, and to all references to our firm included in the referenced registration statements.


                                        /s/ Dunbar, Breitweiser & Company LLP


Bloomington, Illinois
July 13, 2000